Exhibit 10.1

THIRD AMENDMENT TO
RCS CAPITAL CORPORATION
EQUITY PLAN

WHEREAS, RCS Capital Corporation (the “Company”) maintains the RCS Capital Corporation Equity Plan, as amended June 5, 2013 and December 29, 2014 (the “Plan”);

WHEREAS, pursuant to Section 9(d)(ii) of the Plan, the Board of Directors of the Company (the “Board”) may at any time and from time to time, amend or modify the Plan in whole or in part, subject to stockholder approval to the extent required to comply with any law, regulation or stock exchange requirement; and

WHEREAS, the Board considers it in the best interests of the Company and its stockholders and its employees and other service providers to adopt an amendment to the Plan to expand the class of eligible persons to whom Awards (with the meaning of the Plan) may be granted under the Plan.

NOW, THEREFORE, pursuant to Section 9(d)(ii) of the Plan, the Plan is hereby amended as follows:

Section 1.             Amendment.

(a)           Section 2 (Definitions) is hereby amended by adding the following new definitions in the appropriate alphabetical order or sub-section number, and, as applicable, reordering and renumbering the existing defined terms:

“Financial Advisor” means an individual who (i) is a registered principal or registered representative of a broker-dealer or a person associated or registered with an investment adviser, and (ii) provides services to the Company or its Affiliates through, the Company, an Affiliate of the Company or a Retail Advice Entity (including prospective Financial Advisors).

“Retail Advice Entity” means an entity engaged in the broker-dealer business or rendering investment advice as part of the Company’s retail advice business.”

(b)          The first and second sentences of Section 4 (Eligibility) are hereby amended and restated in their entirety as follows:

“Awards (other than Incentive Stock Options) may be granted, in the discretion of the Board, to (i) individuals who are, as of the date of grant, (a) non-executive directors, officers and other employees of the Company or its Affiliates, (b) Financial Advisors and (c) other advisors or consultants of the Company or any of its Affiliates that are providing services to the Company or the Affiliate pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities and (ii) subject to the Management Agreement remaining in effect on the date of grant, the Manager and individuals who are, as of the date of grant, employees, officers or directors of the Manager or one of its Affiliates (it being understood that references in the Plan to employment or service with “the Company” shall be deemed to refer to employment or service with the Company or an Affiliate, the Manager or its Affiliates or, with respect to a Financial Advisor or other eligible person that is an independent contractor, such Financial Advisor’s or independent contractor’s continuing to provide services in such capacity to the Company or its Affiliates, as the case may be). Incentive Stock Options may be granted, in the discretion of the Board, to individuals who are, as of the date of grant, employees of the Company and its Subsidiaries.”

Section 2.            Headings. The headings of the sections of this Amendment are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Amendment or the Plan or any Award thereunder or the intent of any section of any of the foregoing.

Section 3.            Entire Agreement. Except as expressly amended hereby, the terms and conditions of the Plan shall continue in full force and effect.

Section 4.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Board has approved the amendment to the Plan as set forth herein and authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 30th day of June, 2015.

RCS CAPITAL CORPORATION

By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer

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